As filed with the Securities and Exchange Commission on [                           ], 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Charlie’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1007 Brioso Drive Costa Mesa, CA 92627	84-1575085
(State or other jurisdiction of	(Address of Principal Executive Offices)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Charlie’s Holdings, Inc. 2019 Omnibus Equity Incentive Plan

(Full title of the plan)

Henry Sicignano President Charlie’s Holdings, Inc. 1007 Brioso Drive Costa Mesa, CA 92627 (949) 531-6855 (Name, address and telephone number of agent for service)
Copy to: John J. Wolfel, Jr. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 (904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 15.0 million additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Charlie’s Holdings, Inc. (the “Company”) in connection with the Company’s 2019 Omnibus Equity Incentive Plan, as amended.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-252187), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on April 12, 2022;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, as filed with the SEC on May 16, 2022, August 12, 2022 and November 18, 2022, respectively;

(c)         The Registrant’s Current Report on Form 8-K, as filed with the SEC on March 3, 2022;

(d)         The Registrant’s Definitive Information Statement filed with the SEC on February 4, 2022; and

(e)         The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-232596), originally filed with the SEC on July 11, 2019, as amended from time to time.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information “furnished” to the Commission pursuant to applicable rules and regulations be deemed incorporated herein by reference unless such information expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Charlie's Holdings, Inc., incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed on September 11, 2019
3.2	Amended and Restated Articles of Incorporation of Charlie’s Holdings, Inc., incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed July 2, 2019.
3.3	Certificate of Change for Charlie’s Holdings, Inc., effective as of June 14, 2021, incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed on June 16, 2021.
3.4

Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, dated April 25, 2019, incorporated by reference to Exhibit 3.7 to the Current Report on Form 8-K, filed April 30, 2019.

5.1	Legal Opinion of Foley & Lardner LLP (filed herewith)
10.1

2019 Omnibus Equity Incentive Plan, as amended, incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2019

10.2	Amendment to 2019 Omnibus Equity Incentive Plan, incorporated by reference to the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 4, 2022
23.1	Consent of Independent Registered Public Accounting Firm, Baker Tilly US, LLP (filed herewith)
23.2	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, State of California, on December 22, 2022.

CHARLIE’S HOLDINGS, INC.

By:	/s/ Henry Sicignano
Henry Sicignano
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Sicignano and Ryan Stump, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 22, 2022.

Signature	Title

/s/ Henry Sicignano Henry Sicignano	President (Principal Executive Officer)

/s/ Matthew P. Montesano Matthew P. Montesano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ryan Stump Ryan Stump	Chief Operating Officer and Director

/s/ Edward Carmines Edward Carmines	Director

/s/ Scot Cohen Scot Cohen	Director

/s/ Jeffrey Fox Jeffrey Fox	Director